 Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, MAY 10, 2016

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2016

Williamsburg, Virginia – May 10, 2016 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2016. The Company’s results include the following*:

	Three Months ended
	March 31, 2016	March 31, 2015
	($ in thousands except per share data)
Total Revenue	$37,810	$30,976
Net income attributable to the Company	483	575

EBITDA and Adjusted EBITDA	8,402	7,217
Hotel EBITDA	10,060	7,815

FFO	4,215	3,729
Adjusted FFO	3,778	3,233

Net income per share attributable to the Company	$0.03	$0.05
FFO per share and unit	$0.25	$0.28
Adjusted FFO per share and unit	$0.23	$0.25

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

 RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the first quarter 2016 increased 13.5% over the first quarter 2015 to $99.72 driven by a 0.4% increase in occupancy and a 13.0% increase in average daily rate (“ADR”).

•

Common Dividends. As previously reported on April 28, 2016, the Company announced its quarterly dividend (distribution) on its common stock (and units) at $0.09 per share (and unit) to be paid on July 11, 2016 to stockholders (and unitholders) of record as of June 15, 2016.

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $10.1 million during the first quarter 2016, an increase of 28.7% or approximately $2.2 million over the first quarter 2015.
•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $8.4 million during the first quarter 2016, an increase of 16.4% or approximately $1.2 million over the first quarter 2015.
•	Adjusted FFO. The Company generated adjusted FFO of approximately $3.8 million during the first quarter 2016, an increase of 16.8% or approximately $0.5 million over the first quarter 2015.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “The Company experienced excellent top line growth in the first quarter, driven by a strong overall increase in ADR.  Hotel EBITDA and adjusted FFO benefited from the revenue growth.  We believe the performance in the quarter warranted an increase in the Company’s quarterly dividend, which we announced last month.  Looking forward, we are optimistic yet mindful of the declining health of several markets that are experiencing stress, such as Miami and Houston.  We continue to believe that our stock price is undervalued given the positive performance as compared to our competitive set.”

Subsequent Events

On April 11, 2016, we paid a quarterly dividend (distribution) of $0.085 per common share (and unit) to those stockholders (and unitholders of the Operating Partnership) of record on March 15, 2016.

On April 25, 2016, we engaged Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2016.

On April 27, 2016, we authorized payment of a quarterly dividend (distribution) of $0.09 per common share (and unit) to the stockholders (and unitholders of the Operating Partnership) of record as of June 15, 2016. The dividend (distribution) is to be paid on July 11, 2016.

On April 29, 2016, we entered into a purchase and sale agreement to sell the Crowne Plaza Hampton Marina hotel to Three Capital Hotels, Inc. for a price of $5.8 million.  The closing of the sale is subject to various customary closing conditions, including the satisfactory completion of a diligence review of the hotel, the accuracy of representations and warranties through closing, and conditions related to the operation and maintenance of the hotel.

Balance Sheet/Liquidity

At March 31, 2016, the Company had approximately $18.6 million of available cash and cash equivalents, of which approximately $3.6 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $319.4 million in outstanding debt at a weighted average interest rate of approximately 5.24%.

On March 21, 2016, we entered into an agreement to extend the maturity of the mortgage on The Whitehall (our recently converted Houston property) until November 2017.

Portfolio Update

At the Company’s hotel in Houston, Texas, renovations of the guestrooms and public spaces totaling an estimated $5.0 million are complete. As of March 31, 2016, the Company had incurred costs totaling approximately $4.6 million toward this renovation. In April 2016, the Company converted the property to The Whitehall by Sotherly Hotels, an independent hotel and member of Preferred Hotels & Resorts.

At the Company’s hotel in Atlanta, Georgia, an estimated $7.0 million guestroom renovation is underway. As of March 31, 2016, the Company had incurred costs totaling approximately $5.9 million toward this renovation. Renovations are expected to be complete in November 2016.  On September 24, 2015, the hotel became The Georgian Terrace by Sotherly Hotels, the first signature property of our premier boutique collection.

At the Company’s hotel in Savannah, Georgia, renovations of the guestrooms and public spaces totaling an estimated $8.1 million are underway.  As of March 31, 2016, the Company had incurred costs totaling approximately $1.9 million toward this renovation.  Renovations are expected to be complete in August 2017.

2016 Outlook

The Company is reiterating its guidance for 2016, accounting for current and expected performance within its portfolio taking into account the impact of recent repositioning of the Company’s assets in Laurel, Maryland and Jacksonville, Florida, and a depressed market in Houston, Texas. The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2016 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2016, as reported in December 2015, in thousands of dollars, except per share and RevPAR data:

	2016 Guidance
	Low Range	High Range

Total revenue	$151,626	$154,290
Net income	5,017	6,054

EBITDA	39,135	40,472
Adjusted EBITDA	39,135	40,472
Hotel EBITDA	44,685	45,722

FFO	20,017	21,054
Adjusted FFO	20,241	21,578

Net income per share attributable to the Company	$0.30	$0.36
FFO per share and unit	$1.20	$1.26
Adjusted FFO per share and unit	$1.21	$1.29
Rev PAR	$102.00	$104.00
Hotel EBITDA margin	29.5%	29.6%

Earnings Call/Webcast

The Company will conduct its first quarter 2016 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, May 10, 2016. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 10, 2016 through May 9, 2017. To access the rebroadcast, dial 877-344-7529 and enter conference number 10083462. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until May 9, 2017.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,011 rooms. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels Resorts brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Investment in hotel properties, net	$356,277,837	$354,963,242
Cash and cash equivalents	14,985,925	11,493,914
Restricted cash	3,630,274	5,793,840
Accounts receivable, net	3,848,461	4,071,175
Accounts receivable-affiliate	208,726	226,552
Loan proceeds receivable	-	2,600,711
Prepaid expenses, inventory and other assets	4,704,666	4,432,432
Deferred income taxes	5,877,844	5,390,374
TOTAL ASSETS	$389,533,733	$388,972,240
LIABILITIES
Mortgage loans, net	$266,473,174	$267,891,830
Unsecured notes	52,900,000	52,900,000
Accounts payable and accrued expenses	14,234,813	12,334,879
Advance deposits	2,321,530	1,651,840
Dividends and distributions payable	1,421,862	1,335,323
TOTAL LIABILITIES	$337,351,379	$336,113,872
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, par value $0.01, 972,350 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01, 49,000,000 shares authorized, 14,949,651 shares and 14,490,714 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	149,496	144,907
Additional paid in capital	83,788,906	82,749,058
Distributions in excess of retained earnings	(34,675,230)	(33,890,834)
Total Sotherly Hotels Inc. stockholders’ equity	49,263,172	49,003,131
Noncontrolling interest	2,919,182	3,855,237
TOTAL EQUITY	52,182,354	52,858,368
TOTAL LIABILITIES AND OWNERS' EQUITY	$389,533,733	$388,972,240

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015

REVENUE
Rooms department	$27,322,413	$21,336,414
Food and beverage department	8,249,679	7,726,807
Other operating departments	2,238,052	1,912,409
Total revenue	37,810,144	30,975,630
EXPENSES
Hotel operating expenses
Rooms department	7,080,633	5,842,940
Food and beverage department	5,939,861	5,405,385
Other operating departments	593,969	338,179
Indirect	14,135,595	11,468,343
Total hotel operating expenses	27,750,058	23,054,847
Depreciation and amortization	3,668,638	2,904,391
Corporate general and administrative	1,607,294	1,451,224
Total operating expenses	33,025,990	27,410,462
NET OPERATING INCOME	4,784,154	3,565,168
Other income (expense)
Interest expense	(4,632,632)	(3,774,535)
Interest income	8,830	10,102
Equity income in joint venture	-	474,349
Unrealized loss on hedging activities	(50,557)	-
Net income before income taxes	109,795	275,084
Income tax benefit	436,079	438,775
Net income	545,874	713,859
Less: Net (income) attributable to the noncontrolling interest	(62,779)	(138,523)
Net income attributable to the Company	$483,095	$575,336
Net income per share attributable to the Company
Basic and diluted	$0.03	$0.05

Weighted average number of shares outstanding
Basic and diluted	14,792,911	10,595,801

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2016 and 2015, respectively, for the Company’s wholly-owned properties during each respective reporting period (“actual” portfolio metrics), as well as the eleven wholly-owned properties in the portfolio that were under the Company’s control during the three months ended March 31, 2016 and the corresponding period in 2015 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company had a 25.0% indirect interest prior to its acquisition of the remaining 75.0% interest through July 2015.

	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015
Actual Portfolio Metrics
Occupancy %	68.6%	68.3%
ADR	$145.37	$128.65
RevPAR	$99.72	$87.87
Same-Store Portfolio Metrics
Occupancy %	66.3%	68.3%
ADR	$133.66	$128.65
RevPAR	$88.61	$87.87

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three months ended March 31, 2016, 2015 and 2014, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q1 2016	Q1 2015	Q1 2014
Crowne Plaza Hampton Marina Hampton, Virginia	46.7%	40.7%	40.0%
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	88.5%	87.5%	89.6%
Crowne Plaza Tampa Westshore Tampa, Florida	83.7%	82.4%	85.6%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	76.8%	70.2%	65.9%
DoubleTree by Hilton Laurel Laurel, Maryland	44.5%	47.4%	50.6%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	73.1%	80.0%	79.2%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	69.4%	70.8%	73.0%
The Georgian Terrace *Ϯ Atlanta, Georgia	70.2%	67.9%	75.9%
Hilton Savannah DeSoto Ϯ Savannah, Georgia	74.5%	74.2%	70.1%
Hilton Wilmington Riverside Wilmington, North Carolina	58.6%	60.2%	55.4%
Sheraton Louisville Riverside Jeffersonville, Indiana	51.1%	62.2%	59.8%
The Whitehall Ϯ Houston, Texas	64.8%	80.0%	79.6%
All properties weighted average*	66.8%	68.6%	68.7%

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

ADR

	Q1 2016	Q1 2015	Q1 2014
Crowne Plaza Hampton Marina Hampton, Virginia	$82.95	$82.25	$81.57
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	$221.48	$234.55	$207.62
Crowne Plaza Tampa Westshore Tampa, Florida	$130.90	$122.49	$114.50
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$122.43	$106.05	$97.49
DoubleTree by Hilton Laurel Laurel, Maryland	$100.06	$87.72	$88.27
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$121.90	$117.55	$125.77
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$134.87	$128.41	$119.68
The Georgian Terrace *Ϯ Atlanta, Georgia	$160.52	$162.12	$135.26
Hilton Savannah DeSoto Ϯ Savannah, Georgia	$157.34	$152.18	$141.85
Hilton Wilmington Riverside Wilmington, North Carolina	$128.12	$122.22	$125.37
Sheraton Louisville Riverside Jeffersonville, Indiana	$141.14	$143.10	$129.88
The Whitehall Ϯ Houston, Texas	$149.40	$146.74	$142.82
All properties weighted average*	$137.59	$133.78	$125.84

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

RevPAR

	Q1 2016	Q1 2015	Q1 2014
Crowne Plaza Hampton Marina Hampton, Virginia	$38.73	$33.51	$32.60
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	$196.11	$205.23	$186.06
Crowne Plaza Tampa Westshore Tampa, Florida	$109.57	$100.94	$97.96
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$94.08	$74.44	$64.29
DoubleTree by Hilton Laurel Laurel, Maryland	$44.53	$41.61	$44.71
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$89.12	$94.04	$99.57
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$93.60	$90.96	$87.38
The Georgian Terrace *Ϯ Atlanta, Georgia	$112.74	$110.07	$102.66
Hilton Savannah DeSoto Ϯ Savannah, Georgia	$117.29	$112.95	$99.43
Hilton Wilmington Riverside Wilmington, North Carolina	$75.13	$73.60	$69.49
Sheraton Louisville Riverside Jeffersonville, Indiana	$72.19	$88.97	$77.63
The Whitehall Ϯ Houston, Texas	$96.86	$117.39	$113.62
All properties weighted average*	$95.00	$95.31	$89.62

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015
Net income	$545,874	$713,859
Depreciation and amortization	3,668,638	2,904,391
Equity in depreciation and amortization of joint venture	—	111,144
FFO	$4,214,512	$3,729,394
Increase in deferred income taxes	(487,469)	(496,454)
Loss on hedging activities	50,557	—
Adjusted FFO	$3,777,600	$3,232,940

Weighted average number of shares outstanding, basic and diluted	14,792,911	10,595,801

Weighted average number of non-controlling units	1,922,133	2,550,827

Weighted average number of shares and units outstanding, basic and diluted	16,715,044	13,146,628

FFO per share and unit	$0.25	$0.28

Adjusted FFO per share and unit	$0.23	$0.25

	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015
Net income	$545,874	$713,859
Interest expense	4,632,632	3,774,535
Interest income	(8,830)	(10,102)
Income tax provision (benefit)	(436,079)	(438,775)
Depreciation and amortization	3,668,638	2,904,391
Equity in interest, depreciation and amortization of joint venture	-	272,609

EBITDA and Adjusted EBITDA	8,402,235	7,216,517

Corporate general and administrative	1,607,294	1,451,224
Equity in Adjusted EBITDA of joint venture	-	(746,958)
Unrealized loss on hedging activities	50,557	—
Other fee income	—	(105,629)
Hotel EBITDA	$10,060,086	$7,815,154

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets and (14) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, franchise termination costs, loan modification fees, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.